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                                                                   EXHIBIT 10.42

                                 LEASE AMENDMENT

        This document amends that certain Lease Agreement dated November 14, 1996 (the "LEASE"), as amended November 24, 1997, March 27, 1998, June 4, 1998, July 21, 1998, November 20, 1998, March 18, 1999, June 3, 1999, and October 7,
1999 is made and entered into by and between DALTEX CENTRE LP, a Delaware limited partnership (the "LANDLORD"), successor in interest to Blue Lake Partners, Ltd., AND NETWORK ASSOCIATES, INC., A DELAWARE CORPORATION, SUCCESSOR IN INTEREST TO MCAFEE SOFTWARE, INC., A DELAWARE CORPORATION (Tenant), with respect to certain leased premises (the "PREMISE") consisting of approximately 112,130 square feet of Rentable Area located at 4099 McEwen, Suites 405, 500, 620, 660, 700, 800, 850, and 4101 McEwen, Suites 100, 270, 300, 700, and 800
Dallas, Texas 75244 (the "BUILDING"). (All capitalized terms used herein shall have the same meaning as in the Lease, unless otherwise specified.)

                                    RECITALS

        Tenant is leasing approximately 112,130 square feet of Rentable Area of the Building under the Lease, with a scheduled expiration date of February 17, 2003. Tenant desires to expand the Premises by adding Suite 550 containing 4,607 rsf, Suite 545 containing 4,118 rsf, Suite 506 containing 2,357 rsf, and Suite 510 containing 1,176 rentable square feet (see Exhibit A), subject to the terms and provisions set forth hereinafter. The Premises will now total 124,388 rentable square feet.

                                   AGREEMENTS

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

        1. BASIC LEASE PROVISION NO. 2 "PREMISES". Effective July 1, 2000, Tenant shall lease Suites 550, 545, 506, and 510 (consisting of 12,258 rentable square feet) in the 4101 McEwen Building within The Centre office complex while maintaining all its then current space at 4099 and 4101 McEwen. Tenants amended square footage will total 124,388 rentable square feet for both Buildings. Tenant shall have early access rights for construction and occupancy after May 1, 2000 upon execution of this Amendment.

        2. BASIC LEASE PROVISION NO. 9 "EXPIRATION DATE". The Lease Term for the 124,388 rentable square feet area shall remain unchanged with an expiration date of February 17, 2003.

        3. BASIC LEASE PROVISION NO. 3 "BASIC RENT". Effective June 1, 2000, the monthly Rental Payment shall adjust as follows:

S.F.            DATES:                                    MONTHLY BASE RENT
-------         ------                                    -----------------
124,388         June 1, 2000 thru January 31, 2002        $193,430.00
                February 1, 2002 thru February 17, 2003   $198,058.00

        4. BASIC LEASE PROVISIONS NO. 4 "TENANT'S PRO RATE SHARE $". Effective February 1, 2000, Tenant's proportionate share of the 4099 McEwen Building shall be unchanged at 46.16% for all purposes under this Lease. Tenant's proportionate share of the 4101 McEwen Building shall be amended to 54.09% for all purposes under this Lease. Notwithstanding, "Tenant's Pro Rata Share", at the option of Tenant, shall be amended subsequently pursuant to the Reduction Options set forth in the prior amendment.

        5. BASIC LEASE PROVISION NO. 5 & 6 "OPERATING EXPENSE STOP". Effective June 1, 2000, Expense Stop for the expansion space on the 5th floor of 4101 McEwen shall be set at an amount equal to the sum of the actual grossed up operating expenses for 2000, expressed as a function of 124,326 rentable square feet for the 4101 McEwen Building.



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6.   BASIC LEASE PROVISION NO. 11 "TENANT'S BROKER".  Tenant represents and warrants that it has dealt with no Broker or Agent in connection with the execution of this Lease Amendment and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from a breach of such warranty including without limitation attorney's fees in connection therewith.

8. RIGHT OF FIRST REFUSAL: Notwithstanding herein to the contrary, Tenant shall, subject to prior rights within the 4101 McEwen Building, have a Right of First Refusal to lease any remaining space in the 4101 McEwen Building during the term of this Lease. Tenant shall respond in writing to Landlord within five
(5) business days after receipt of Landlord's written notice of any prospective lease in the 4101 McEwen building. Absent of any response from Tenant or if Tenant decides not to exercise such rights, Landlord shall be free to lease such space to any other party.

9. EXHIBIT "D". EXHIBIT D. Work Letter Plans Agreed Upon/Finish Allowance, paragraph 2.1, shall be amended such that Landlord shall provide an allowance up to $53,077.00 for Suites 550, 545, 506, and 510 at 4101 McEwen (The "Finish Allowance").

10. FORCE AND BINDING EFFECT; GOVERNING LAW: Except as modified hereby and by the Amendments to Lease Agreement, all other terms and conditions of the Lease shall remain in full force and effect and this Amendment shall continue to be binding upon Landlord and Tenant and their respective successors and assigns. The Lease and this Amendment shall be governed by Texas law.

11. RENEWAL OPTION. This expansion space (4101 McEwen, Suites 550, 545, 506, and 510) shall be subject to the same renewal option as the existing premises.

     Executed on this 25 day of March 2000.

LANDLORD:                     DALTEX CENTRE LP, a Delaware limited partnership,
                              successor in interest to Blue Lake Partners, Ltd.



                              By:  DALTEX CENTRE GP, Inc.

                              By:  /s/ RON CHERRY
                                 --------------------------------
                              Name:  Ron Cherry
                              Title:  Vice President



                              By:  /s/ JEAN FRANCIOS FOURNIER
                                 --------------------------------
                              Name:  Jean Francios Fournier
                              Title:  Vice President


TENANT:                       NETWORK ASSOCIATES, INC.
                              (A DELAWARE CORPORATION)

                              By:  /s/ PRABHAT K. GOYAL
                                 --------------------------------
                              Name:  Prabhat K. Goyal
                              Title:  CFO





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                                   EXHIBIT "A"

(SEE ATTACHED FLOOR PLANS)


                                   [GRAPHIC]


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